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EXHIBIT 12 - STATEMENT RE:  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                              ACTUAL
                                                                  -------------------------------------------------------------
                                                                  MARCH 31,                        DECEMBER 31,
                                                                    2002        2001        2000       1999      1998      1997
                                                                    ----        ----        ----       ----      ----      ----
FIXED CHARGES:

Interest                                                            17,017      72,886     83,661     53,100    36,573    33,070
Amortization of debt discount and premium and issuance expense       1,465       6,006      4,708      2,147     1,554     2,913
Capitalized interest                                                     9         259        496         --        --        --
Interest portion of rental expense                                     611       3,376      3,678      2,664     3,061     1,179
                                                                  --------    --------    -------    -------    ------    ------

Fixed Charges                                                       19,102      82,527     92,543     57,911    41,188    37,162

EARNINGS:

Consolidated pre-tax income from continuing operations             (11,014)    (20,725)    54,422     98,030    45,071    57,454
Fixed charges                                                       19,102      82,527     92,543     57,911    41,188    37,162
Capitalized interest                                                    (9)       (259)      (496)
                                                                  --------    --------    -------    -------    ------    ------

Earnings                                                             8,079      61,543    146,469    155,941    86,259    94,616
                                                                  --------    --------    -------    -------    ------    ------

RATIO OF EARNINGS TO FIXED CHARGES                                    0.42        0.75       1.58       2.69      2.09      2.55
                                                                  ========    ========    =======    =======    ======    ======

AMOUNT DEFICIENT                                                  $(11,023)   $(20,984)       N/A        N/A       N/A       N/A



                                                                          PRO-FORMA
                                                                  -----------------------
                                                                  MARCH 31,  DECEMBER 31,
                                                                    2002         2001
                                                                    ----         ----
FIXED CHARGES:

Interest                                                            21,521       87,164
Amortization of debt discount and premium and issuance expense       1,474        5,614
Capitalized interest                                                     9          259
Interest portion of rental expense                                     611        3,376
                                                                  --------     --------

Fixed Charges                                                       23,615       96,413

EARNINGS:

Consolidated pre-tax income from continuing operations             (15,518)     (35,307)
Fixed charges                                                       23,615       96,413
Capitalized interest                                                    (9)        (259)
                                                                  --------     --------

Earnings                                                             8,088       60,847
                                                                  --------     --------

RATIO OF EARNINGS TO FIXED CHARGES                                    0.34         0.63
                                                                  ========     ========

AMOUNT DEFICIENT                                                  $(15,527)    $(35,566)
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